UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events.

On July 19, 2017, Cyclacel Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the pricing of an underwritten public offering of Class A Units and Class B Units pursuant to a registration statement filed on Form S-1 (File No. 333-218305) with the Securities and Exchange Commission, which was declared effective on July 18, 2017 and an additional registration statement filed pursuant to Rule 462(b). The offering is comprised of (i) Class A Units, with each unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a seven-year warrant to purchase one share of Common Stock, and (ii) Class B Units, with each unit consisting of one share of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Preferred Stock”) and seven-year warrants to purchase a number of shares of Common Stock equal to $1,000 divided by the conversion price. In addition, the Company has granted the underwriters an option for a period of 45 days to purchase additional shares of Common Stock and/or warrants solely to cover any over-allotments at the public offering price per share and per warrant, less the underwriting discounts and commissions. The closing of the offering is expected to take place on or about July 21, 2017, subject to the satisfaction or waiver of customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated July 19, 2017, announcing pricing of underwritten public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance,
Chief Financial Officer and Chief Operating Officer

Date: July 19, 2017